SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)    June 3, 1998
                                                        -------------



                               UNOCAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
--------------------------------------------------------------------------------
(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
--------------------------------------------------------------------------------

(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

Item 5.           Other Events.

On June 3, 1998 the following news release was issued:

                      Unocal reviews restructuring options
                      for non-E&P operating business units
                      ------------------------------------

         El Segundo, Calif., June 3, 1998 - Unocal Corporation today said it is reviewing various possible restructuring options for the company's Diversified Business Group, which includes certain non-exploration and production business units. The move is part of a continuing transformation of Unocal into a global energy resource and project development company that is focused on the U.S. Gulf of Mexico region, Central and Southeast Asia, Latin America and other areas.

         "With this new direction for Unocal, the company and the stockholders would benefit by focusing our management and capital on our core businesses - oil and gas exploration, project development and other energy-related opportunities," said Roger C. Beach, Unocal chairman and chief executive officer. "The restructuring would be timely because of the resurgence in our Spirit Energy 76 activities in the U.S. and our growing international portfolio, which provide the best opportunities to create value for the company's stockholders."

         The company has engaged a financial advisor to review restructuring options for Unocal's agricultural products business unit. Unocal is also evaluating options for its carbon and minerals business unit and pipeline operations.

         "We are committed to realizing full value for these non-E&P assets," Beach said. "Each of these businesses is highly attractive and profitable. While they don't fit into Unocal's long-term growth plans, we believe that they offer opportunities for growth under some other ownership structure."

         Beach said the company will evaluate options such as outright sales, joint ventures, initial public offerings (IPOs), or spin-offs for the Diversified Business Group units. Certain other non-E&P assets, including geothermal energy operations, are not part of the restructuring evaluation.

         Unocal's agricultural products unit manufactures and markets nitrogen-based fertilizers. The company has urea and ammonia fertilizer manufacturing plants in Kenai, Alaska. In addition, the unit has ammonia production in Finley, Wash., and product upgrading facilities in Kennewick, Wash., and West Sacramento, Calif.

         Unocal's carbon and minerals business includes Molycorp, Inc., which produces lanthanide products at Mountain Pass, Calif., and molybdenum at Questa, N.M., and has a 44.82 percent ownership interest in a major niobium producer in Brazil. In addition, carbon and minerals includes production and marketing of petroleum coke and graphites.

         Forward-looking   statements   in  this  news   release  are  based  on
assumptions about value, market, competitive, regulatory, operating and other considerations. Actual results could differ materially.

         For more information about Unocal and its activities, visit Unocal's web site at www.unocal.com.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             UNOCAL CORPORATION
                                                (Registrant)


Date:  June 4, 1998                     By:  /s/  JOE D. CECIL
---------------------                     ---------------------------
                                              Joe D. Cecil
                                              Vice President and Comptroller

                                       3